Exhibit 23.1







                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement No. 33-98506 on Form S-8 pertaining to the 1993 Stock Incentive Plan and the 1993
Directors' Stock Option Plan of First Defiance Financial Corp. and in the Registration Statement on Form S-8 No. 333-45142 pertaining to the First Defiance Financial Corp. Employee Investment Plan of our report dated January 18, 2001, with respect to the consolidated financial statements of First Defiance Financial Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                          /s/ Ernst & Young LLP
                                                          --------------------
                                                          ERNST & YOUNG LLP



Cleveland, Ohio
March 19, 2001